UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: September 24, 2012

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS employer identification no.)

4500 College Blvd, Suite 240

Leawood, Kansas 66211

(Address of principal executive offices, including zip code)

(913) 696-9881

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 24, 2012 TXO Plc issued a press release as follows:

TXO PLC

("TXO" or the "Company")

TXO ESTABLISHES A NEW JOINT VENTURE COMPANY TO FUND AND DEVELOP OIL AND GAS OPPORTUNITIES IN TASMANIA

The Company is pleased to announce that it has reached an agreement to take an initial 25% equity interest in a new joint venture company, called Tasmania Oil and Gas Limited (“TOG”).

This equity interest is in consideration of the Company having paid a cash investment in TOG of USD$100,000 and agreeing to the novation and capitalisation of its existing convertible bond in Empire Energy Corporation International Inc., a US corporation (“Empire”), in favour of TOG.

Other initial shareholders of TOG will be: Hill Street Investments Plc (10%) ("HSIP"); Alpha Prospects Plc (20%) ("Alpha") and Empire (45%).

TOG has been formed as a new independent exploration and production company to take on and continue with the Tasmania onshore exploration activities carried out to date by Empire and Great South Land Minerals (“GSLM”) under the oil and gas exploration licence EL14/2009.

BACKGROUND

In December 2011, TXO completed an investment in a USD$1.5m convertible bond in Empire.

Empire subsequently announced in February of this year, that having finalised a convertible loan note and joint venture option agreement with Nemo Partners Energy of South Korea (“Nemo”), it intended to recommence drilling on exploration license in Tasmania EL14/2009 through its wholly-owned subsidiary GSLM.

For a number of reasons, the parties were unable to complete the transaction on a timely basis. No further drilling took place and Empire and GSLM became under increasing financial pressure. Empire has been unable to repay the USD$1.5m Convertible Bond as it fell due and the Federal Court of Tasmania ordered that GSLM be wound-up and a Liquidator appointed on 21st June 2012.

On 14th August 2012, GSLM’s Liquidator received notice from Mineral Resources Tasmania dated 9th August 2012, that due to GSLM having failed to complete work program commitments within the two year term of its Exploration Licence EL 14/2009, the Minister for the Department of Infrastructure, Energy and Resources had decided to refuse an application by GSLM for an extension to the term of the licence. The notice also gave a period of 28 days after receipt of notification in which GSLM could appeal the Minister’s decision.

On 10th September 2012 Empire, in its capacity as the largest and secured creditor of GSLM, exercised its rights under the terms of a Mortgage Debenture relating to GSLM, to appoint Shelley-Maree Brooks and Mathew Campbell Muldoon of Sellers Muldoon Benton, Tasmania (“SMB”) as Receivers of GSLM.

Later that day, GSLM (through an application made by SMB and its lawyers Butler McIntyre & Butler) lodged an appeal against the decision of the Minister within the relevant 28 day window. Grounds for the appeal include, but are not limited to, the consideration that evaluation of the Licenced area has taken significantly longer than envisaged and as is evidenced by a recent geological survey that alludes to a higher chance of geological success in each of the geological structures, is still ongoing; that litigation against Empire and the winding-up proceedings against GSLM have caused unexpected delays; and that other factors, outside of Empire and GSLM’s direct control, have caused further delays.

On 14th September 2012, the Department of Infrastructure, Energy and Resources referred the appeal to the Mining Tribunal of the Magistrates Court of Tasmania, at a date to be advised.

In accordance with an agreement reached between TOG, Empire, GSLM, TXO, Alpha and HSIP (“the Agreement”), all relevant stakeholders will assist GSLM in the process of appeal.

TERMS OF THE AGREEMENT

Under the terms of the Agreement, TOG will subject to certain preconditions having been satisfied, acquire title to GSLM's shares and/or its business and assets from Empire and GSLM’s Receiver, free of existing, pending and future liabilities. Legal Counsel have been engaged to advise TOG in this regard.

TXO has paid, by way of unsecured loan, USD$100,000 to TOG and subject to certain preconditions having been satisfied, agreed in principle to novate and capitalise the USD$1.5 million Convertible Bond in Empire (including all accrued but unpaid interest and outstanding fees), in exchange for an initial 25% equity stake in TOG (which percentage will be reached when the shares to be allotted and issued to each of Empire, Alpha and HSIP have been taken into account).

Empire has subject to certain preconditions having been satisfied, agreed to sell its 100% interest in, and/or the business and assets of, GSLM to TOG in exchange for a 45% equity stake in TOG (which percentage will be reached when the shares to be allotted and issued to each of TXO, Alpha and HSIP have been taken into account).  The sale of GSLM and/or its business and assets to TOG is to be free of all existing, pending and future liabilities of Empire and GSLM.  As a consequence of this completion, Empire will forgive over $26 million of its registered secured debt owned by GSLM to Empire.

Alpha has agreed, subject to certain conditions having been satisfied, to subscribe for a 20% shareholding in TOG (which percentage will be reached when the shares to be allotted and issued to each of TXO, Empire and HSIP have been taken into account) to the value of approximately USD$1.6m.

HSIP has novated to TOG the benefit of its original agreement with Empire for a 50% share of any potential award of damages in the event of the successful counterclaim by Empire against Smart Win International Limited ("Smart Win") in a Supreme Court Case proceeding in the State of New York, US (“the Smart Win case”). It is intended that this will be in exchange for shares in TOG to the value of USD$800,000, representing a 10% equity stake in TOG (which percentage will be reached when the shares to be allotted and issued to TXO, Empire and Alpha are taken into account).

In relation to the Smart Win case, TXO is pleased to announce the re-engagement of Mr. Paul Batista as Attorney for and on behalf of Empire and the second defendant.  On 14th September 2012, at the urging of Mr. Batista, Justice Jeffrey Oing denied Smart Win a Motion for Judgement in Default against Empire and the second Defendant. Furthermore, Justice Oing made an order for full pre-trial discovery to take place before the end of January 2013. This included an order for the depositions of Smart Win to take place in New York City.

The Company have been informed that Empire will now continue to defend the Claim and pursue its counterclaims against Smart Win under the guidance of Mr. Batista.

TOG has agreed to contribute towards the legal expenses to be incurred by Empire in connection with the Smart Win Case.

Management of TOG

Following completion of the Agreement, TOG will appoint a new professional board. One of the board’s first actions will be to upgrade the prospective resource estimate, compliant to the UK AIM Competent Persons Report Standards, using the seismic and drilling data available. Thereafter, the board will seek to raise the requisite funding to drill the geological structures in Tasmania.

The Company wishes to stress, that whilst the board of TOG will have representation from its shareholders, it is the deliberate intention of all relevant stakeholders to create a new independent exploration and production company that will have the freedom to operate outside the direct control of any particular minority shareholder.

CHAIRMAN'S STATEMENT

“The exploration programme in Tasmania has been affected in recent years by Empire's financial state of affairs, law suits and other investor concerns that have largely overshadowed the geology. The TOG corporate structure sets up a clean company, with a new management team that is intended to gain broad shareholder support. The Company has received a number of fresh approaches from those interested in providing the necessary funding to drill. This, together with a report that details a much improved chance of geological success in each of the geological structures, has encouraged your Board to take the view that a percentage in TOG is more preferable and less risky than a relatively smaller stake in Empire by means of the existing convertible bond. As a consequence, it is intended that the exchange is expected to significantly enhance shareholder value.”

Contact: Malcolm Bendall

+61 3 6231 3529

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: September 25, 2012

By:   /s/ Malcolm Bendall

Mr. Malcolm Bendall

Chief Executive Officer